Exhibit 10.10

CARDINAL INFRASTRUCTURE GROUP INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

TABLE OF CONTENTS

1	Overview	2

2	Cash Compensation	2

2.1	Annual Retainer Fee	2

2.2	Form of Payment	2

2.3	Election for First Year of Service	3

2.4	Travel Expenses	3

2.5	Revisions	3

2.6	Section 409A	3

3	Equity Compensation	3

3.1	No Discretion	3

3.2	Annual Award	4

3.3	Audit Committee Annual Grant	4

3.4	Compensation Committee Annual Grant	4

3.5	Nominating and Corporate Governance Committee Annual Grant	4

3.6	Fair Value	5

3.7	Vesting Terms	5

3.8	Revisions	5

3.9	Adjustments	5

Non-Employee Director Compensation Policy

1	Overview

Cardinal Infrastructure Group Inc. (the “Company”) believes that, in addition to cash compensation, the granting of equity-based compensation representing the right to acquire the Company’s Class A Common Stock (the “Shares”) to members (“Directors”) of its board of directors (the “Board”) represents an effective tool to attract, retain and reward Directors who are not employees of the Company (“Non-Employee Directors”) and to align the interests of its Non-Employee Directors with those of its stockholders. This Non-Employee Director Compensation Policy (this “Policy”) is intended to establish the Company’s policy regarding cash compensation and equity grants to its Non-Employee Directors. Unless otherwise defined herein, capitalized terms used in this Policy will have the meaning given to such term in the Company’s 2025 Stock Incentive Plan, as amended and restated from time to time (the “2025 Stock Incentive Plan”). Each Non-Employee Director shall be solely responsible for any tax obligations incurred by such Non-Employee Director as a result of any compensation received under this Policy.

2	Cash Compensation

2.1	Annual Retainer Fee

The Company will pay each Non-Employee Director an annual fee of $75,000 for serving on the Board (the “Annual Fee”). Each Annual Fee will be paid ratably on a fiscal quarterly basis at the beginning of each quarter to each Non-Employee Director who will be serving in the relevant capacity for such fiscal quarter; provided, however, for the fiscal quarter in which the Registration Date occurs, each Non-Employee Director will be paid one-quarter of the Annual Fee ($18,750) on or as soon as practicable following the Registration Date (the “Initial Annual Fee Payment”). For purposes of clarification, no ratable payment of an annual retainer will be paid to a Non-Employee Director who is not continuing as a Non-Employee Director following the start of the applicable Company fiscal quarter.

2.2	Form of Payment

Unless otherwise elected by a Non-Employee Director as herein provided, the Annual Fee shall be paid by the Company in cash; provided, however, that the Initial Annual Fee Payment shall be paid by the Company in Restricted Stock Units granted under the 2025 Stock Incentive Plan (rounded down to the nearest whole Share) effective as of immediately following the execution of the underwriting agreement (the “Underwriting Agreement”) between the Company, on one hand, and Stifel, Nicolaus & Company, Incorporated and William Blair & Company, L.L.C., as representatives of the underwriters, on the other hand. A Non-Employee Director may elect to have all (but not less than all) of his or her Annual Fee in respect of each fiscal year be paid in Restricted Stock Units under the 2025 Stock Incentive Plan (rounded down to the nearest whole Share) to be granted on the first day of the fiscal year with an aggregate grant date fair value equal to the Annual Fee, and which shall vest in equal installments at the end of each quarter to which the cash retainer fee relates. For these purposes, the grant date fair value of each Restricted Stock Unit shall be equal to the Fair Market Value of a Share on the date of grant; provided, however, that the grant date fair value of each Restricted Stock Unit granted in respect of the Initial Annual Fee Payment shall be the initial public offering price. To make such election, a Non-Employee Director shall be required to complete a written election form (“Form of Payment Election Form”) in such form as the Company may prescribe from time to time, and file such completed Form of Payment Election Form with the Company prior to the first day of the fiscal year to which such cash retainer fee commences. Once a Form of Payment Election Form is filed with the Company, it shall be irrevocable with respect to the cash retainer fee for the immediately following fiscal year.

Non-Employee Director Compensation Policy

2.3	Election for First Year of Service

Notwithstanding the foregoing, for the fiscal year in which a Non-Employee Director commences service with the Company, such Non-Employee Director may file a Form of Payment Election Form with the Company on or before the commencement of his or her service and such election shall apply to the Annual Fee for the then current fiscal year that is due and payable after the date such Form of Payment Election Form is filed.

2.4	Travel Expenses

Each Non-Employee Director’s reasonable, customary and documented travel expenses to Board and committee meetings will be reimbursed by the Company.

2.5	Revisions

The Board, in its discretion, may change and otherwise revise the terms of the cash compensation granted under this Policy (including, without limitation, the amount of cash compensation to be paid) on or after the date the Board determines to make any such change or revision.

2.6	Section 409A

Payments under this Policy are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, under Treasury Regulation § 1.409A-1(b)(4) (“short-term deferrals”) (“Section 409A”) and this Policy shall be administered, interpreted and construed accordingly.

3	Equity Compensation

Non-Employee Directors will be entitled to receive all types of Awards (except Incentive Stock Options) under the 2025 Stock Incentive Plan, including discretionary Awards not covered under this Policy. All grants of Awards to Non-Employee Directors pursuant to Section 3.2 of this Policy will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:

3.1	No Discretion

No person will have any discretion to select which Non-Employee Directors will be granted Awards under this Policy or to determine the number of Shares to be covered by such Awards (except as provided in Sections 3.8 and 3.9 below and Section 18 of the 2025 Stock Incentive Plan).

Non-Employee Director Compensation Policy

3.2	Annual Award

Each Non-Employee Director will be automatically granted an Award of Restricted Stock Units under the 2025 Stock Incentive Plan (rounded down to the nearest whole Share) with a grant date fair value equal to $100,000 (an “Annual Award”) effective as of immediately following the execution of the Underwriting Agreement and, thereafter, on the date of the Company’s annual meeting of stockholders; provided, however, that for any individual that first becomes a Non-Employee Director after the Registration Date, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy, the Annual Award in respect of the fiscal year in which such individual first becomes a Non-Employee Director shall be pro-rated based on the number of days remaining until the one-year anniversary of the Company’s last annual meeting of stockholders (the “Pro-Rata Annual Award”).

3.3	Audit Committee Annual Grant

Each Non-Employee Director appointed to serve as a member of the Audit Committee will be automatically granted an additional Award of Restricted Stock Units under the 2025 Stock Incentive Plan (rounded down to the nearest whole Share) with a grant date fair value equal to $5,000 (an “Audit Committee Annual Award”) effective as of immediately following the execution of the Underwriting Agreement and, thereafter, on the date of the Company’s annual meeting of stockholders ; provided, however, that the Audit Committee Annual Award for the Non-Employee Director who serves as chairperson of the Audit Committee shall instead be $12,500; provided, further, that for any individual that first becomes a member of the Audit Committee after the Registration Date, the Audit Committee Annual Award in respect of such year shall be pro-rated based on the number of days remaining until the one-year anniversary of the Company’s last annual meeting of stockholders (the “Pro-Rata Audit Committee Annual Award”).

3.4	Compensation Committee Annual Grant

Each Non-Employee Director appointed to serve as a member of the Compensation Committee will be automatically granted an additional Award of Restricted Stock Units under the 2025 Stock Incentive Plan (rounded down to the nearest whole Share) with a grant date fair value equal to $5,000 (a “Compensation Committee Annual Award”) effective as of immediately following the execution of the Underwriting Agreement and, thereafter, on the date of the Company’s annual meeting of stockholders; provided, however, that the Compensation Committee Annual Award for the Non-Employee Director who serves as chairperson of the Compensation Committee shall instead be $12,500; provided, further, that for any individual that first becomes a member of the Compensation Committee after the Registration Date, the Compensation Committee Annual Award in respect of such year shall be pro-rated based on the number of days remaining until the one-year anniversary of the Company’s last annual meeting of stockholders (the “Pro-Rata Compensation Committee Annual Award”).

3.5	Nominating and Corporate Governance Committee Annual Grant

Each Non-Employee Director appointed to serve as a member of the Nominating and Corporate Governance Committee will be automatically granted an additional Award of Restricted Stock Units under the 2025 Stock Incentive Plan (rounded down to the nearest whole Share) with a grant date fair value equal to $5,000 (a “Nominating and Corporate Governance Committee Annual Award”) effective as of immediately following the execution of the Underwriting Agreement and, thereafter, on the date of the Company’s annual meeting of stockholders ; provided, however, that the Nominating and Corporate Governance Committee Annual Award for the Non-Employee Director who serves as chairperson of the Nominating and Corporate Governance Committee shall instead be $12,500; provided, further, that for any individual that first becomes a member of the Nominating and Corporate Governance Committee after the Registration Date, the Nominating and Corporate Governance Committee Annual Award in respect of such year shall be pro-rated based on the number of days remaining until the one-year anniversary of the Company’s last annual meeting of stockholders (the “Pro-Rata Nominating and Corporate Governance Committee Annual Award”).

Non-Employee Director Compensation Policy

3.6	Fair Value

The grant date fair value of each Award of Restricted Stock Units shall be equal to the Fair Market Value of a Share on the date of grant, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision, as applicable.

3.7	Vesting Terms

The terms of each equity Award granted pursuant to this Policy will be as follows:

(i)	The Restricted Stock Units subject to the Initial Annual Fee Payment will vest on December 31, 2025.

(ii)	The Restricted Stock Units subject to the Annual Award, the Audit Committee Annual Award, the Compensation Committee Annual Award and the Nominating and Corporate Governance Committee Annual Award will vest as follows: (x) for Restricted Stock Units granted effective as of immediately following the execution of the Underwriting Agreement (other than the Restricted Stock Units subject to the Initial Annual Fee Payment), on the first anniversary of the Registration Date and (y) for Restricted Stock Units granted on the date of the Company’s annual meeting of stockholders, on the earlier to occur of (1) the next annual meeting of the Company’s stockholders following the date of grant (so long as such next annual meeting is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders) and (2) the one-year anniversary of the date of grant, provided that, in each case, the Director continues to serve as a Director through such date. With respect to any Pro-Rata Annual Award, Pro-Rata Audit Committee Annual Award, Pro-Rata Compensation Committee Annual Award or Pro-Rata Nominating and Corporate Governance Annual Award, the Restricted Stock Units subject to such Awards will vest on the one-year anniversary of the Company’s last annual meeting of stockholders, provided that the Director continues to serve as a Director through such date.

(ii)	Notwithstanding anything to the contrary in this Policy, the Awards granted under this Policy shall be subject to the terms and conditions of the 2025 Stock Incentive Plan and an applicable Award Agreement.

3.8	Revisions

The Board in its discretion may change and otherwise revise the terms of Awards granted under this Policy, including, without limitation, the types of Awards, the number of Shares, and the exercise prices (if any) and vesting schedules for Awards granted on or after the date the Board determines to make any such change or revision. Without limiting the foregoing, the Board shall have the authority in its sole and absolute discretion to reduce the value of the grants to be made on the date of the Company’s first annual meeting of stockholders occurring after the Registration Date to account for the fact that the grants of Restricted Stock Units to be made to Non-Employee Directors pursuant to this Section 3 effective as of immediately following the execution of the Underwriting Agreement cover twelve (12) months of service.

3.9	Adjustments

The number of Shares issuable pursuant to Awards to be granted under this Policy shall be adjusted in accordance with Section 10 of the 2025 Stock Incentive Plan.

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